[NTL GRAPHIC OMITTED]                                           Exhibit 99.1
Media Release

                      NTL REORGANIZATION PLAN CONFIRMED,
                       COMPANY TO EMERGE FROM CHAPTER 11

New York, New York, September 5, 2002 - NTL Incorporated (OTC BB: NTLDQ; NASDAQ Europe: NTLI) (the "Company" and, together with its subsidiaries, "NTL") announced today that the United States Bankruptcy Court for the Southern District of New York (the "Court") will confirm its Second Amended Joint Reorganization Plan (the "Plan") on September 5, 2002, clearing the way for NTL's emergence from Chapter 11 protection.

Consummation of the Plan remains subject to the satisfaction or waiver of the conditions set forth in the Plan. The Plan is expected to be consummated, and NTL expects to emerge from Chapter 11, in October 2002. The Company and certain of its non-operating subsidiaries filed Chapter 11 petitions on May 8, 2002.

Commenting on the Court's action, the Company's President and CEO, Barclay Knapp, said "We are extremely pleased to be emerging from these cases so quickly. The support we have received from our various stakeholders has allowed us to move through this process without significant interruption to our business. We believe we have taken the steps needed to solidify NTL's financial position for the future. I would like to extend our deepest appreciation to our customers and business partners for their loyalty during this process. I would also like to extend my personal thanks to all of our employees and advisors who have worked so diligently during these past months to ensure the success of this process and the future of our company. Over the next few weeks we will complete the remaining items of the plan, including finalizing the exit financing facility for NTL UK and Ireland, and emerging from this process."

The Plan provides for NTL to be reorganized into two new groups, the holding companies for which will be the corporations currently named NTL
Communications Corp. and NTL Incorporated. On the effective date of the Plan:

o NTL Communications Corp. will be renamed "NTL Incorporated" and will be the holding company for substantially all of NTL's businesses and operations in the UK and Ireland (referred to in this release as "NTL UK and Ireland");

o NTL Incorporated will be renamed "NTL Europe, Inc." and will be the holding company for substantially all of NTL's businesses and investments in continental Europe as well as certain other minority investments and interests (referred to in this release as "NTL Euroco");

o NTL UK and Ireland Board of Directors will initially be constituted as a new nine-member board selected by the Official Creditors Committee. The following seven members were named as part of the Company's Confirmation Hearing filing today: Jeffrey D. Benjamin; James E. Bolin; David Elstein; William R. Huff; Barclay Knapp; Duncan Lewis; and George R. Zoffinger. In addition, Mr. Edwin Banks was named today to be a member of the Board of Directors upon the naming of a ninth member. It was also announced that it is the current intention of the parties that the Board of Directors may be expanded to 11 members in the future to include the permanent CFO of NTL UK and Ireland (as to which a search has already commenced) and another person to be named by the new board. In addition, Barclay Knapp was confirmed today as President and CEO; and

o NTL Euroco will have a new three-member board. Members named today were: Michael J. Cochran; H. Sean Mathis; and Jeffrey A. Brodsky. In addition, Jeffrey A. Brodsky will serve as the new company's CEO. Mr. John F. Gregg will serve as the new company's CFO.

The Company's previously announced rights offering and noteholder election option to purchase shares of common stock and warrants in NTL UK and Ireland is expected to commence on September 6, 2002, and expire at 5:00 p.m., New York City Time, on October 3, 2002, unless extended in accordance with their terms. The record date for the rights offering and noteholder election option was August 26, 2002.

All classes entitled to vote on the Plan voted overwhelmingly in favor of acceptance of the Plan. The record date for voting for the Plan was May 8, 2002. The record date for determining persons entitled to distributions under the Plan is close of business on September 16, 2002.

As of May 8, 2002, there were 276,626,476 shares of the Company's old common stock, 183,811.52 shares of the Company's old senior preferred stock and 4,873,529.52 shares of the Company's old junior preferred stock issued and outstanding. Under the terms of the Plan, the outstanding pre-Chapter 11 common stock and preferred stock of the Company and all of the publicly-traded debt securities of NTL (other than the publicly-traded debt securities of NTL (Triangle) LLC, the publicly-traded debt securities of Diamond Holdings Limited, which will be reinstated under the terms of the Plan, and the Diamond Cable Communications Limited publicly-traded debt securities transferred to NTL UK and Ireland under the terms of the Plan) will be cancelled in exchange for distributions from New NTL and Euroco substantially as follows:

o Holders of Diamond Cable Communications Limited notes will receive their pro rata share of 27,271,736 shares of NTL UK and Ireland Common Stock;

o Holders of NTL Communications Corp.'s senior notes will receive their pro rata share of (i) 165,504,192 shares of NTL UK and Ireland Common Stock, (ii) 75,800 shares of NTL Euroco Preferred Stock (assuming a $50.00 liquidation preference per share), (iii) 0.725% of the Delaware Cash Amount (as defined in the Plan), (iv) 5.012% of the NTL Cash Amount (as defined in the Plan), and (v) the value of 331,222 shares of NTL Euroco Common Stock;

o Holders of NTL Communications Corp.'s subordinated notes will receive their pro rata share of (i) 3,292,516 shares of NTL UK and Ireland Common Stock, (ii) 6,615 shares of NTL Euroco Common Stock, (iii) 1,520 shares of NTL Euroco Preferred Stock (assuming a $50.00 liquidation preference per share), (iv) 0.014% of the Delaware Cash Amount, (v) 0.100% of the NTL Cash Amount, and (vi) the NTL UK and Ireland Noteholder Election Option allocable to holders of NTL Communications Corp.'s subordinated notes;

o Holders of NTL (Delaware), Inc. subordinated notes (other than France Telecom) will receive their pro rata share of (i) 2,661,253 shares of NTL UK and Ireland Common Stock, (ii) 10,692,532 shares of NTL Euroco Common Stock, (iii) 5,987,820 shares of NTL Euroco Preferred Stock (assuming a $50.00 liquidation preference per share), (iv) 85.540% of the Delaware Cash Amount, and (v) the NTL UK and Ireland Noteholder Election Option allocable to holders of NTL (Delaware), Inc. subordinated notes (other than France Telecom);

o Holders of NTL Incorporated's subordinated notes (other than France Telecom) will receive their pro rata share of (i) 1,270,303 shares of NTL UK and Ireland Common Stock, (ii) 6,270,159 shares of NTL Euroco Common Stock, (iii) 1,434,880 shares of NTL Euroco Preferred Stock (assuming a $50.00 liquidation preference per share), (iv) 13.720% of the Delaware Cash Amount, (v) 94.887% of the NTL Cash Amount, and
         (vi) the NTL UK and Ireland Noteholder Election Option allocable to holders of NTL Incorporated's subordinated notes (other than France Telecom);

o Holders of the Company's old senior preferred stock will receive their pro rata share of (i) 2,996,475 NTL UK and Ireland Series A Warrants, (ii) 1,284,203 NTL UK and Ireland Equity Rights, and (iii) 642,102 shares of NTL Euroco Common Stock;

o France Telecom will receive (i) 100% of the Company's interest in Suez Lyonnaise Telecom, (ii) 22,402,468 NTL UK and Ireland Series A Warrants, and (iii) 9,601,058 NTL UK and Ireland Equity Rights;

o Holders of the Company's old common stock will receive their pro rata share of (i) 9,601,058 NTL UK and Ireland Series A Warrants, (ii) 4,114,739 NTL UK and Ireland Equity Rights, and (iii) 2,057,369 shares of NTL Euroco Common Stock; and

o Holders of the Company's old warrants and old options will not be entitled to, and will not, receive or retain any property or interest on account of such old warrants and old options.

More on NTL:

o On May 2, 2002, NTL announced that the Company, a steering committee of its lending banks and an unofficial committee of its public bondholders had reached an agreement in principle on implementing a reorganization plan. The members of the bondholder committee held in the aggregate over 50% of the face value of the Company's and its debtor subsidiaries' publicly-traded debt securities. In addition, France Telecom and another holder of the Company's preferred stock agreed to the reorganization plan.

o On May 8, 2002, the Company and certain of its non-operating subsidiaries filed the First Amended Joint Reorganization Plan with the Court.

o On May 24, 2002, the Company and certain of its non-operating subsidiaries filed the Plan and a disclosure statement relating thereto with the Court.

o On June 21, 2002, an official committee of creditors, comprised of the members of the unofficial committee of public bondholders and three additional members, was appointed by the United States Trustee to oversee the Chapter 11 cases.

o On July 2, 2002, the Court approved a $630 million credit facility for the Company including $500 million in new financing.

o On July 15, 2002, the Court approved the amended disclosure statement relating to the Plan and set the date for the Plan confirmation hearing on September 5, 2002.

o NTL offers a wide range of communications services to homes and business customers throughout the United Kingdom, Ireland, Switzerland, France, Germany and Sweden.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:

Certain statements contained herein constitute forward-looking statements as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe", "will", "expects" and similar expressions identify such forward looking statements. Such forward-looking statements involve known and unknown risks (including but not limited to the risks described in the Disclosure Statement dated July 15, 2002, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and the Company's Quarterly Report on Form 10-Q for the period ended June 30,
2002), uncertainties and other factors that may cause the actual results, performance or achievements of NTL, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include the following: the ability of the Company to satisfy (or obtain waivers of) the conditions precedent to the effective date of the Plan in a timely manner, if at all; the date the Company expects to emerge from Chapter 11; the ability of NTL UK and Ireland to finalize exit financing in connection with the Plan; the impact covenant restrictions in the NTL UK and Ireland exit financing facility may have on the business and operations of NTL UK and Ireland and its subsidiaries; the ability of Euroco to continue as a going concern; the ability of NTL to obtain trade credit and shipments and terms with vendors and service providers for current orders; NTL UK and Ireland's and NTL Euroco's respective ability to maintain contracts that are critical to their respective businesses and operations; potential adverse developments with respect to NTL UK and Ireland's and NTL Euroco's respective liquidity or results of operations; the ability to fund and execute the business plans of NTL UK and Ireland and NTL Euroco, respectively; the ability to attract, retain and compensate key executives and associates of NTL UK and Ireland and NTL Euroco, respectively; the ability of NTL UK and Ireland and NTL Euroco, respectively, to attract and retain customers, vendors and suppliers; the impact of social conditions, general economic and business conditions and technological and other developments on NTL UK and Ireland's and NTL Euroco's respective ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions; decreases in customer acceptance, increases in churn rates, and decreases in overall market penetration; competition from providers of alternative services; the impact of restructuring and integration actions; the impact of new business opportunities requiring significant up-front investment; and interest rate and currency exchange rate fluctuations. All references in this Safe Harbor legend to the Company shall be deemed to include NTL Incorporated and its subsidiaries and affiliates. The Company assumes no obligation or duty to update the forward-looking statements contained in this release to reflect actual results, changes in assumptions or changes in factors affecting such statements.

A Prospectus and Supplementary Prospectus under the UK Public Offers of Securities Regulations 1995 in relation to the proposed offering of shares of common stock and warrants by NTL UK and Ireland in connection with the Plan have been published and copies are available free of charge at NTL's offices at Bartley Wood Business Park, Hook, Hampshire, RG27 9UP, UK during normal business hours on any weekday (excluding Saturdays and public holidays) until the effective date of the Plan. Nothing in this release should be treated as an invitation or inducement to engage in investment activity and nor treated as advice relating to legal or other matters.

                                     * * *
         CONTACT:
         U.S.
         Media -
         Brunswick Group
         Tim Payne
         212-333-3810
         917-215-7000
         or
         Analysts -
         Tamar Gerber
         212-906-8451
         or
         U.K.
         Media -
         Malcolm Padley
         44-20-7746-4094
         07788- 978-199
         Buchanan Communications
         Richard Oldworth,
         44-207-466-5000
         or
         Analysts -
         Virginia Ramsden
         44-20-7746-6826